Exhibit 5.1

March 28, 2024

Ultralife Corporation

2000 Technology Parkway

Newark, New York 14513

Ladies and Gentlemen:

We have acted as counsel to Ultralife Corporation, a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Shelf Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended, of up to $100,000,000 aggregate public offering price of (i) shares of common stock of the Registrant, par value $0.10 per share (the “Common Stock”); (ii) shares of preferred stock of the Registrant, par value $0.10 per share (the “Preferred Stock”); (iii) warrants to purchase securities of the Registrant (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); and (iv) units issued by the Registrant comprised of any of the foregoing (the “Units”), which may be issued pursuant to one, or more unit agreements (each, a “Unit Agreement”). The Common Stock, the Preferred Stock, the Warrants and the Units are herein collectively called the “Securities.”

In rendering the opinion, we have reviewed copies of the following documents:

1.    the Registration Statement;

2.    the Certificate of Incorporation and the By-laws of the Registrant, as amended; and

3.    resolutions of the Board of Directors of the Registrant.

We have also reviewed such other records, documents, instruments and certificates and made such other investigations as we have deemed appropriate. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the legal competence of all signatories to such documents; and (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

Ultralife Corporation March 28, 2024 Page 2

Based on and subject to the foregoing and assuming that (i) the Registration Statement, including any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Registrant has timely filed all necessary reports and schedules pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement, or agreements, and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Registrant and the other party or parties thereto, (vi) the Securities and any securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and will not exceed the respective number of shares authorized by the Registrant’s Certificate of Incorporation as in effect at the time of such issuance, (vii) any stockholder approvals required by The NASDAQ Stock Market shall have been duly and validly obtained, (viii) each Warrant Agreement and each Unit Agreement will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Registrant, enforceable against such party in accordance with its terms, (ix) there shall not have occurred any change in law affecting the legality or enforceability of such Securities; (x) none of the terms of any Securities which are or may be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Registrant with the terms thereof, will violate any applicable law or will result in a violation of any provision of the Certificate of Incorporation or By-laws of the Registrant, as amended, any instrument or agreement then binding upon the Registrant, or any restriction imposed by any court or governmental body having competent jurisdiction over the Registrant, and (xi) at the time of the issuance of any Securities, the Registrant will be a validly existing corporation under the law of its jurisdiction of incorporation; we advise you that, in our opinion:

1.    Common Stock. The Common Stock will be legally issued, fully paid and non-assessable at such time as (i) the Common Stock and the terms of the offering thereof have been duly authorized, (ii) certificates representing such Common Stock have been duly executed, issued and delivered and (iii) the Common Stock has been duly paid for in an amount not less than the par value thereof as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in any underwriting agreement applicable thereto.

2.    Preferred Stock. The Preferred Stock will be legally issued, fully paid and non-assessable at such time as (i) the Preferred Stock and the terms of the offering thereof have been duly authorized, (ii) the certificate of designations relating to the Preferred Stock has been duly executed and filed with the office of the Secretary of State of the State of Delaware, (iii) certificates representing such Preferred Stock have been duly executed, issued and delivered and (iv) the Preferred Stock has been duly paid for in an amount not less than the par value thereof as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in any underwriting agreement applicable thereto.

Ultralife Corporation March 28, 2024 Page 3

3.    Warrants. The Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Registrant at such time as (i) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with the Warrant Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement applicable thereto.

4.    Units. The Units will constitute valid and binding obligations of the Registrant at such time as (i) the Unit Agreement or Unit Agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Units have been duly established in accordance with the terms of the applicable Unit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Units or certificates representing such Units have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Unit Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement applicable thereto.

The opinions set forth above are qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

Ultralife Corporation March 28, 2024 Page 4

We do not express any opinion with respect to any law other than the law of the State of New York and the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ LIPPES MATHIAS LLP